                                                                 Exhibit (g)(2)


                        FOREIGN CUSTODY MANAGER AGREEMENT

      AGREEMENT made as of September 26, 2001 between Pacific Capital Funds (the "Fund") and The Bank of New York ("BNY").

                              W I T N E S S E T H:

      WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

      WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

      2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

      3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

      4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

      5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

      6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                   ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

      1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

      2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

      3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE III.
                                RESPONSIBILITIES

      1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement under paragraph
(c)(2) of the Rule; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule. In the event BNY selects an Eligible Foreign Custodian to replace a previously selected Eligible Foreign Custodian, BNY shall so advise the Fund's custodian.

      2. For purposes of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                   ARTICLE IV.
                                 REPRESENTATIONS

      1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

      2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; (c) BNY is a member bank of the Federal Reserve System, and (d) BNY has established the Monitoring System.

                                   ARTICLE V.
                                 CONCERNING BNY

      1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

      2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

      3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

      4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                   ARTICLE VI.
                                  MISCELLANEOUS

      1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

      2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at Bank of Hawaii, Pacific Capital Funds, 130 Merchant Street, Suite 240, Honolulu, HI 96813 or at such other place as the Fund may from time to time designate in writing.

      4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

      5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

      6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

      7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty
(30) days after the date of such notice.

      IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                              PACIFIC CAPITAL FUND

                              By: /s/ Gregory Maddox
                              Title: Executive Vice President
                              Tax Identification No.:




                              THE BANK OF NEW YORK


                              By: /s/ Marjorie McLaughlin
                              Title: Vice President

                                   SCHEDULE II

                                     SERIES

                         DATED AS OF SEPTEMBER 26, 2001


FUND NAME                                                                       ACCOUNT              TAX ID
                                                                                NUMBER
-------------------------------------------------------------------------------------------------------------
Pacific Capital Balanced Fund                                                   280350            31-1385453
Pacific Capital Tax Free Securities Fund                                        280351            31-1385448
Pacific Capital International Stock Fund                                        280352            31-1621217
Pacific Capital Growth and Income Fund                                          280353            31-1385454
Pacific Capital Value Fund                                                      280354            31-1621218
Pacific Capital Short Intermediate US Treasury Securities Fund                  280355            31-1385447
Pacific Capital Diversified Fixed Income Fund                                   280356            31-1385451
Pacific Capital Small Cap Fund                                                  280357            31-1621216
Pacific Capital Ultra Short Government Fund                                     280358            31-1704932
Pacific Capital Tax Free Short Intermediate Securities Fund                     280359            31-1385450
Pacific Capital New Asia Growth Fund                                            280360            31-1425505
Pacific Capital Growth Stock Fund                                               280361            31-1385452

                              THE BANK OF NEW YORK

                           GLOBAL CUSTODY FEE SCHEDULE
                                       FOR
                              PACIFIC CAPITAL FUNDS
                            (SEE LIST OF PORTFOLIOS)


-------------------------------------------------------------------------------------------------------------
          COUNTRY                   INSTRUMENTS             SAFEKEEPING (BPS)             TRANSACTION
                                                                                             FEES
-------------------------------------------------------------------------------------------------------------
         ARGENTINA                      ALL                        25                         $75
         AUSTRALIA                      ALL                         4                         $35
          AUSTRIA                 EQUITIES/BONDS                    5                         $60
          AUSTRIA                  DEPO RECEIPT                    20                         $60
          AUSTRIA                   NON-ATS ALL                    28                        $100
          BAHRAIN                       ALL                        55                        $150
        BANGLADESH                      ALL                        50                        $200
          BELGIUM                       ALL                         4                         $50
          BERMUDA                       ALL                        30                         $85
          BOLIVIA                       ALL                        55                        $100
         BOTSWANA                       ALL                        35                        $100
          BRAZIL                        ALL                        30                         $75
         BULGARIA                       ALL                        55                        $100
          CANADA                        ALL                        2.5                        $20
           CHILE                        ALL                        25                        $100
      CHINA-SHANGHAI                    ALL                        25                        $100
      CHINA-SHENZHEN                    ALL                        25                        $100
        COSTA RICA                      ALL                        15                         $60
         COLOMBIA                       ALL                        45                        $125
          CROATIA                       ALL                        50                        $125
          CYPRUS                        ALL                        25                         $75
      CZECH REPUBLIC                    ALL                        30                         $75
          DENMARK                       ALL                         4                         $75
          EASDAQ                        ALL                         8                         $60
          ECUADOR                       ALL                        55                        $100
           EGYPT                        ALL                        45                        $125
          ESTONIA                       ALL                        15                         $75
        EUROMARKETS               EUROBONDS ONLY*                   2                         $25
          FINLAND                       ALL                         6                         $75
          FRANCE                        ALL                         4                         $55
          GERMANY                       ALL                         3                         $45
           GHANA                        ALL                        35                         $75

                              THE BANK OF NEW YORK

                           GLOBAL CUSTODY FEE SCHEDULE
                                       FOR
                              PACIFIC CAPITAL FUNDS
                            (SEE LIST OF PORTFOLIOS)


-------------------------------------------------------------------------------------------------------------
          COUNTRY                   INSTRUMENTS             SAFEKEEPING (BPS)             TRANSACTION
                                                                                             FEES
-------------------------------------------------------------------------------------------------------------
          GREECE                        ALL                        25                        $125
         HONG KONG                      ALL                         7                         $75
          HUNGARY                       ALL                        40                        $200
          ICELAND                       ALL                        12                         $25
           INDIA                        ALL                        75                        $400
         INDONESIA                      ALL                        15                        $100
          IRELAND                       ALL                         5                         $35
          ISRAEL                        ALL                        30                         $60
           ITALY                        ALL                         5                         $75
        IVORY COAST                     ALL                        55                        $200
           JAPAN                        ALL                         3                         $30
          JAMAICA                       ALL                        45                         $75
          JORDAN                        ALL                        50                        $150
        KAZAKHSTAN                T BILLS/ SHORT                   40                        $150
                                  TERM BK. NOTES
        KAZAKHSTAN                   EQUITIES                      60                        $140
           KENYA                        ALL                        35                         $75
          LATVIA                  EQUITIES/BONDS                   50                        $125
          LATVIA                    GOV'T BONDS                    30                        $125
          LEBANON                       ALL                        35                        $130
         LITHUANIA                      ALL                        30                        $100
        LUXEMBOURG                      ALL                         6                         $40
         MALAYSIA                       ALL                         8                        $100
           MALTA                        ALL                        20                         $55
         MAURITIUS                      ALL                        50                        $130
          MEXICO                        ALL                         4                         $25
          MOROCCO                       ALL                        40                        $125
          NAMIBIA                       ALL                        35                         $75
        NETHERLANDS                     ALL                         5                         $35
        NEW ZEALAND                     ALL                         5                         $50
          NIGERIA                       ALL                        35                         $75

                              THE BANK OF NEW YORK

                           GLOBAL CUSTODY FEE SCHEDULE
                                       FOR
                              PACIFIC CAPITAL FUNDS
                            (SEE LIST OF PORTFOLIOS)


-------------------------------------------------------------------------------------------------------------
          COUNTRY                   INSTRUMENTS             SAFEKEEPING (BPS)             TRANSACTION
                                                                                             FEES
-------------------------------------------------------------------------------------------------------------
          NORWAY                        ALL                         4                         $55
           OMAN                         ALL                        55                        $150
         PAKISTAN                       ALL                        50                        $150
           PERU                         ALL                        50                        $125
        PHILIPPINES                     ALL                        12                        $120
          POLAND                        ALL                        30                        $175
         PORTUGAL                       ALL                        15                         $95
          ROMANIA                       ALL                        55                        $175
          RUSSIA                  EQUITIES/BONDS                   50                        $200
          RUSSIA                      MINFIN                       25                         $75
         SINGAPORE                      ALL                         5                         $50
      SLOVAK REPUBLIC                   ALL                        30                        $125
         SLOVENIA                       ALL                        50                        $250
       SOUTH AFRICA                     ALL                         5                         $50
        SOUTH KOREA                     ALL                        15                         $50
           SPAIN                        ALL                         5                         $65
         SRI LANKA                      ALL                        20                         $75
         SWAZILAND                      ALL                        35                         $75
          SWEDEN                        ALL                         4                         $50
        SWITZERLAND                     ALL                         4                         $65
          TAIWAN                        ALL                        20                        $150
         THAILAND                       ALL                        10                         $60
     TRINADAD & TOBAGO                  ALL                        40                           $75
          TUNISIA                       ALL                        50                         $75
          TURKEY                        ALL                        25                         $50
           U.K.                         ALL                         3                         $15
          UKRAINE                       ALL                        80                        $285
          URUGUAY                       ALL                        50                         $75
         VENEZUELA                      ALL                        45                        $150
          ZAMBIA                        ALL                        35                         $75
         ZIMBABWE                       ALL                        35                         $75

* Fee, expressed in basis points per annum, is calculated based upon month end market value.

MINIMUM FEE FOR USE OF OUR GLOBAL NETWORK

$500 per month per portfolio


THIRD PARTY FOREIGN EXCHANGE SETTLEMENTS

$50 per non-USD currency movement

MINIMUM CHARGES IMPOSED BY AGENT BANKS/LOCAL ADMINISTRATORS

Brazil - 15 basis points for annual administrative charges
Chile - USD $17,500 - $20,000 per annum minimum administration charge Colombia - USD $600 per month minimum administration charge
Ecuador - USD $800 monthly minimum per relationship
Egypt - USD $400 monthly minimum per relationship

ADDITIONAL CHARGES

Charges incurred by The Bank of New York for local stamp taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, extraordinary telecommunication fees, or other unusual fees which are unique to a country in which our client is investing, will be in addition to the stated fees.

PACIFIC CAPITAL FUNDS                       THE BANK OF NEW YORK

Approved by: Andrew P. Spencer              Approved by: Marjorie McLaughlin

Title: Executive Vice President             Title: Vice President

Date: November 28, 2001                     Date: November 28, 2001

                              THE BANK OF NEW YORK

                           GLOBAL CUSTODY FEE SCHEDULE
                                       FOR
                              PACIFIC CAPITAL FUNDS
                            (SEE LIST OF PORTFOLIOS)


   FUND NAME                                                     ACCOUNT NUMBER           TAX ID
   Pacific Capital Balanced Fund                                     280350             31-1385453
   Pacific Capital Tax Free Securities Fund                          280351             31-1385448
   Pacific Capital International Stock Fund                          280352             31-1621217
   Pacific Capital Growth and Income Fund                            280353             31-1385454
   Pacific Capital Value Fund                                        280354             31-1621218
   Pacific Capital Short Intermediate US Treasury Securities         280355             31-1385447
   Fund
   Pacific Capital Diversified Fixed Income Fund                     280356             31-1385451
   Pacific Capital Small Cap Fund                                    280357             31-1621216
   Pacific Capital Ultra Short Government Fund                       280358             31-1704932
   Pacific Capital Tax Free Short Intermediate Securities Fund       280359             31-1385450
   Pacific Capital New Asia Growth Fund                              280360             31-1425505
   Pacific Capital Growth Stock Fund                                 280361             31-1385452